UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

March 10, 2009 (March 4, 2009)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departures of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On March 4, 2009, the compensation committee of Coventry Health Care Inc. (the “Company”) established its bonus program for the 2009 fiscal year for its executive officers, including its named executive officers. For the 2009 fiscal year, as in past years, the Company has adopted an Executive Management Incentive Plan (the “2009 EMIP”), which is designed to reward executives in a payment equal to a percentage of base salary if the Company achieves or exceeds pre-established earnings targets for the year.

The Company also set annual base salaries of $600,000 for Shawn M. Guertin, its Executive Vice President, Chief Financial Officer and Treasurer and Thomas C. Zielinski, its Executive Vice President and General Counsel. The Company is in the process of establishing compensation for Allen F. Wise, who became chief executive officer effective January 30, 2009.

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)        Effective March 5, 2009, the Board of Directors of the Company (the “Board”) amended and restated its Amended and Restated Bylaws (the “Bylaws”) in order to adopt a majority voting standard with respect to election of directors. Under Article II, Section 2.7 of the Bylaws, a director nominee will be elected if the number of votes cast for the nominee exceeds the number of votes cast against the nominee or withheld as to the nominee. In contested elections, the voting standard will continue to be a plurality of votes cast.

In conjunction with the adoption of the majority vote standard, the Board also incorporated into the Company’s Corporate Governance Guidelines a policy requiring directors who fail to achieve the required vote at any future meeting at which they face election to submit a written resignation to the Company. The Nominating/Corporate Governance Committee will submit a recommendation for prompt consideration by the Board whether to accept the resignation. Any director whose resignation is under consideration will abstain from participating in any decision regarding that resignation.

Further amendments to the Bylaws in Section 3.5 pertaining to resignations were made to ensure consistency with the majority vote standard and director resignation policy, as adopted.

The preceding description is qualified in its entirety by reference to the Bylaws, a copy of which is filed as Exhibit 3.1 to this current report and incorporated herein by reference. The Company’s Corporate Governance Guidelines are posted on the investor relations portion of the Company’s website at http://www.coventryhealthcare.com/investor-relations/corporate-governance/index.htm.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ John J. Ruhlmann
Name: John J. Ruhlmann
Senior Vice President and Corporate Controller
Dated: March 10, 2009

EXHIBIT INDEX
Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company